UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2026

Bleichroeder Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43045	98-1888010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl 47
New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-984-3835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	BBCQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BBCQ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BBCQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 24, 2025, prior to the consummation of the initial public offering of Bleichroeder Acquisition Corp. II (the “Company”), the Company entered into an advisory services agreement (the “Original Agreement”) with MJP Advisory Group LLC (“MJP”), an affiliate of Marcello Padula, the Company’s Chief Executive Officer and Chief Operating Officer, pursuant to which Mr. Padula provides Chief Operating Officer services to the Company.

On August 19, 2026, in connection with Mr. Padula’s appointment as Chief Executive Officer effective April 29, 2026, the Company entered into an amended and restated advisory services agreement (the “A&R Agreement”), the form of which was approved by the Board of Directors of the Company on August 19, 2026. Under the terms of the A&R Agreement, Mr. Padula has provided and will continue to provide Chief Executive Officer and Chief Operating Officer Services to the Company in connection with its proposed business combination (the “Services”), until the earlier of the consummation of an initial business combination or the Company’s liquidation. In consideration for the Services, MJP shall receive: (i) a monthly fee of $18,000 (the “Monthly Fee”), (ii) a one-time fee of $1,850,000 at the closing of the initial business combination (the “Closing Fee”), or if the Company liquidates, a fee of $600,000 upon such liquidation (the “Liquidation Fee,” together with the Monthly Fee and Closing Fee, the “Fees”), in each case in addition to, and without reduction or offset for, the Monthly Fee, and (iii) reimbursement of any out-of-pocket expenses. None of the Fees or any other amounts payable under the A&R Agreement may be paid from amounts held in the Company’s trust account for the benefit of its public shareholders.

The A&R Agreement may not be terminated by the Company unless approved by a majority of the Board. If the Company terminates the A&R Agreement without cause, the Company shall (i) continue to pay the Monthly Fee to MJP for an additional six (6) months, or the period of time that passes between the termination date and the Company’s completion of its initial business combination, whichever is shorter and (ii) pay the Closing Fee (or the Liquidation Fee, as applicable, in accordance with the terms of the A&R Agreement). If the Company terminates the A&R Agreement for cause, the Company’s obligation to pay the Fees under the A&R Agreement shall cease as of the termination date, and the Company shall pay MJP any amounts it owes for services rendered through the termination date. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the A&R Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Padula and any other person pursuant to which each of them was selected as an officer or director of the Company. There are also no family relationships between Mr. Padula and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. Mr. Padula is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#†	Amended and Restated Advisory Services Agreement, dated August 19, 2026, by and between Bleichroeder Acquisition Corp. II and MJP Advisory Group LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates management contract or compensatory plan or arrangement.
†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLEICHROEDER ACQUISITION CORP. II

Date: August 21, 2026	By:	/s/ Robert Folino
		Name:	Robert Folino
		Title:	Chief Financial Officer

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